REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”) is entered into as of December _, 2006 by and among U.S. Dry Cleaning Corporation, a Delaware corporation (the “Company”), and Craig M. Rankin, as agent for himself and the other Holders (the “Lead Investor”) of the Company’s Series A Convertible Debentures pursuant to that certain Subscription Agreement of even date herewith (the “Subscription Agreement”) and named in Exhibit A hereto.

WHEREAS, in connection with the Company’s issuance of Series A Convertible Debenture pursuant to the Subscription Agreement, the Company has agreed to enter into this Registration Rights Agreement as a condition to the Closing thereunder;

NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, the Company and the Lead Investor hereby agree as follows:

1.  Definitions. As used herein:

1.1  The term “Holder” means any person owning or having the right to acquire Registrable Shares or any assignee thereof in accordance with Section 2.8 hereof.

1.2  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below) and the applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

1.3  For the purposes hereof, the term “Registrable Shares” means and includes (i) the shares of common stock of the Company issued or issuable upon conversion of the Series A Convertible Debenture (the “Series A Debentures”), (ii) the common stock issued to the Holder of the Series A Debentures pursuant to the subscription of the Series A Debenture, and (iii) any common stock of the Company issued, or issuable upon the conversion or exercise of any warrant, right or other security which is issued, as a result of a stock split, dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Shares sold by a person in a transaction in which his or her rights under Section 2 are not assigned and that any particular shares of Common Stock shall cease to be Registrable Shares when: (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (iv) they shall have ceased to be outstanding, or (v) at such time as all of the Common Stock otherwise constituting Registrable Securities of such Holder may be sold within a three month period under Securities and Exchange Commission Rule 144.

1.4  The term “Securities Act” means the Securities Act of 1933, as amended.

2.  Registration Rights.

2.1  Filing. The Company will use its best efforts to file, on or before two hundred seventy days (270) following the closing of the initial sale of the Series A Debentures, a registration statement under the Securities Act covering the registration of the sale of the Registrable Securities by the Holders. The Holders shall fully cooperate with the Company in preparation of the registration statement and provide all necessary information regarding the Holders, the underwriters, the manner of distribution and other material information reasonably requested by the Company.

2.2  Effectiveness.

(a)  Following effectiveness of the registration statement, the Company will use its best efforts to maintain the effectiveness for up to three (3) months; provided, however, that such three-month period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock (or other securities) of the Company.

(b)  The Company will from time to time amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

(c)  Each Holder selling Registrable Shares agrees that, upon receipt of any notice from Company of the happening of any event of the kind described in Section 2.6(c), such Holder will immediately discontinue disposition of Registrable Shares pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(c), and, if so directed by Company, each such Holder will deliver to Company (at Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

2.3  Indemnification.
(a)  Indemnification of Holders. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each Holder and each underwriter of the Registrable Shares so registered (including any broker or dealer through which such shares may be sold) and each person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company); (ii) any omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity contained in this Section 2.3(a) will not apply where such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein or arises from such Holder’s breach of its obligations under this Agreement. Promptly after receipt by any Holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder of Registrable Shares, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any liability in respect of which indemnity may be sought against the Company. Such Holder of Registrable Shares, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of such Holder, underwriter or controlling person by counsel retained by or on the behalf of the Company would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case the Company shall pay, as incurred, the reasonable fees and expenses of such separate counsel. The Company shall not be liable to indemnify any person under this Section 2.3(a) for any settlement of any such action effected without the Company’s consent (which consent shall not be unreasonably withheld). The Company shall not, except with the approval of each party being indemnified under this Section 2.3(a) (which approval will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

(b)  Indemnification of Company. In the event that the Company registers any of the Registrable Shares under the Securities Act, each Holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through which any of such shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and all other Holders and their respective officers, directors and controlling persons from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder, expressly for use therein; provided, however, that such Holder’s obligations hereunder shall be limited to an amount equal to the proceeds to such Holder of the Registrable Shares sold in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder of Registrable Shares, the Company will notify such Holder of Registrable Shares in writing of the commencement thereof, and such Holder of Registrable Shares shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the liability in respect of which indemnity may be sought against such Holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Company, any of its officers or directors or any underwriter or controlling person by counsel retained by or on the behalf of such Holder would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case such Holder shall pay, as incurred, the reasonable fees and expenses of such separate counsel. Such Holder shall not be liable to indemnify any person for any settlement of any such action effected without such Holder’s consent (which consent shall not be unreasonably withheld). Such Holder shall not, except with the approval of the person being indemnified (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

2.4  Contribution. If the indemnification provided for in Section 2.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

2.5  Exchange Act Registration. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities Exchange Commission (the “SEC”) that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a)  make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public until termination of this Agreement;

(b)  file on a timely basis with the Securities and Exchange Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Company’s common stock; and

(c)  furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Securities and Exchange Commission, and (iii) any other reports and documents that a Holder may reasonably request in order to avail itself of any rule or regulation of the Securities and Exchange Commission allowing a Holder to sell any such Registrable Shares without registration.

2.6  Further Obligations of the Company. Whenever the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

(a)  Furnish to each selling Holder such copies of each preliminary and final prospectus and any other documents that such Holder may reasonably request to facilitate the public offering of its Registrable Shares;

(b)  Use its best efforts to register or qualify the Registrable Shares to be registered pursuant to this Agreement under the applicable securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

(c)  Notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(d)  Cause all such Registrable Shares registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed if such listing is then permitted under the rules of the exchange;

(e)  Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration;

(f)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(g)  Furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section 2, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective:

(i)  an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares; and

(ii)  “comfort” letters signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ comfort letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities, but only if and to the extent that the Company is required to deliver or cause the delivery of such opinion or comfort letters to the underwriters in an underwritten public offering of securities;

(h)  Permit each selling Holder or his counsel or other representatives upon the receipt of commercially reasonable confidentiality agreements, to inspect and copy such corporate documents and records as may reasonably be requested by them; and

(i)  Furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the Securities and Exchange Commission in connection with any such offering unless confidential treatment of such information has been requested of the Securities and Exchange Commission.

2.7  Expenses. The Company shall bear all costs and expenses of the registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and “blue sky” fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of more than one counsel for the Holders in connection with the registration of their Registrable Shares, which in no event shall exceed a reasonable fee, (ii) any portion of the underwriter’s commissions or discounts attributable to the Registrable Shares being offered and sold by the Holders of Registrable Shares, or (iii) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited.

2.8  Transfer of Registration Rights. The registration rights of a Holder of Registrable Shares under this Agreement may be transferred as set forth below (provided (1) the transfer accompanies the transfer of Series A Preferred or Common Stock in the Company, (2) the transferee is bound by the terms of this Agreement and (3) the Company is given reasonable advance written notice prior to such transfer) to any other transferee of the Registrable Shares.

2.9  Market Stand-Off Agreement. No Holder shall, to the extent requested by any managing underwriter of the Company, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Shares during a period (the “Stand-Off Period”) beginning ten (10) days prior to and ending 120 days following the effective date of a registration statement of any direct offering of the Company under the Securities Act (or in each case such shorter period as the Company or managing underwriter may authorize), and except in each case, for securities sold as part of the offering covered by such registration statement in accordance with the provisions of this Agreement. In order to enforce the foregoing covenant, the Company may impose stock transfer restrictions with respect to the Registrable Shares of each Holder until the end of the Stand-Off Period. Notwithstanding the foregoing, the obligations described in this Section 2.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

2.10  Termination of Registration Rights. The obligations of the Company to register any Holder’s Registrable Shares pursuant to this Section 2 shall terminate at such time as all of the Registrable Securities of such Holder may be sold within a three month period under Securities and Exchange Commission Rule 144.

3.  Assignability. Subject to the restrictions on transfer set forth in Section 2.8, this Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties hereto.

4.  Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California; provided, however, that if any California law or laws require or permit the application of the laws of any other jurisdiction to this Agreement, such California law or laws shall be disregarded with the effect that the remaining laws of the State of California shall nonetheless apply.

5.  Amendment. Any modification, amendment, or waiver of this Agreement or any provision hereof, either retroactively or prospectively, shall be in writing and executed by the Company and the Holders of not less than a majority of the Registrable Shares which shall be binding upon all of the parties hereto.

6.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.  Notice. Any notices and other communications required or permitted under this Agreement shall be effective if in writing and delivered personally or sent by telecopier, a well-recognized overnight courier service or registered or certified mail, postage prepaid, addressed as follows:

If to the Lead Investor, to:	Craig M. Rankin
10250 Constellation Blvd.
Ste. 1700
Los Angeles, CA 90067
Fax: (310) 229-1244

If to the Company, to:	U.S. Dry Cleaning Corporation
125 E. Tahquitz Canyon, Suite 203
Palm Springs, CA 92262
Attn: Robbie Y. Lee
Facsimile: (310) 226-8553

with a copy to:	Greenburg Traurig
650 Town Center Drive
Suite 1700
Costa Mesa, CA 92626
Attn: John J. Giovannone, Esq.
Facsimile: (714) 708-6501

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a)  on the date delivered, if delivered personally, (b) two business days after being sent, if sent by a well-recognized overnight courier service, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after being sent, if sent by registered or certified mail, postage prepaid. Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

7.1  Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties; and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY:

U.S. Dry Cleaning Corporation, a Delaware corporation

By:
Name:
Title:

LEAD INVESTOR:

Name: Craig M. Rankin

Address: 10250 Constellation Blvd. Ste 1700 Los Angeles, CA 90067
Fax: (310) 229-1244